UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2021 (March 24, 2021)

MALVERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

42 East Lancaster Avenue, Paoli, Pennsylvania 19301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 644-9400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MLVF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07       Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders (the “Annual Meeting”) of Malvern Bancorp, Inc. (the “Company”) was held on March 24, 2021.
(b)

There were 7,609,953 shares of common stock of the Company eligible to be voted at the Annual Meeting and 6,359,721 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.

The proposals voted upon at the Annual Meeting, all of which were approved, and the final voting results for each proposal, were as follows:

1.	Election of directors for a one-year term expiring in 2022:

NOMINEES	FOR	WITHHOLD	BROKER NON-VOTE
Howard Kent	5,067,223	193,217	1,099,281
James Barrett	5,097,742	162,698	1,099,281
Julia D. Corelli	4,739,428	521,012	1,099,281
Norman Feinstein	5,059,753	200,687	1,099,281
Andrew Fish	5,090,427	170,013	1,099,281
Cynthia Felzer Leitzell	5,069,370	191,070	1,099,281
Stephen P. Scartozzi	5,095,072	165,368	1,099,281
Anthony C. Weagley	5,128,825	131,615	1,099,281

2.	To adopt a non-binding resolution to approve the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,078,413	1,127,648	54,379	1,099,281

3.	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

FOR	AGAINST	ABSTAIN
6,293,230	55,277	11,214

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALVERN BANCORP, INC.

Dated: March 29, 2021	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi Executive Vice President and Chief Financial Officer

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